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APPENDIX  A



        OWENS MORTGAGE INVESTMENT FUND, A CALIFORNIA LIMITED PARTNERSHIP

                        FORM FOR VOTE OF LIMITED PARTNER


The undersigned Limited Partner(s) of Owens Mortgage Investment Fund, a California Limited Partnership (the "Fund") does (do) hereby vote all Units of Limited Partnership Interest held of record by them in the following manner:

     PLEASE MARK YOUR CHOICE IN BLUE OR BLACK INK, SIGN AND DATE AND PROMPTLY RETURN THIS FORM USING THE ACCOMPANYING ENVELOPE.

     /X/  Please mark     If properly executed, the Units of Limited Partnership
          votes as in     Interest represented by this Vote of Limited Partner
          this example    will be  voted  and  counted  in the  manner  directed
                          herein by the undersigned Limited Partner(s), or if no choice is made the Units will be voted FOR the amendment as set forth in the Proposal.


         THE GENERAL PARTNER RECOMMENDS A VOTE "FOR" THE PROPOSAL.


THE PROPOSAL: TO AMEND ARTICLE VI.2 OF THE FIFTH AMENDED AND
RESTATED LIMITED  PARTNERSHIP  AGREEMENT TO PROVIDE THAT THE
FUND MAY INCUR  INDEBTEDNESS  FOR THE  PURPOSE  OF MAKING OR
PURCHASING  MORTGAGE  LOANS;  THAT THE TOTAL  AMOUNT OF SUCH
INDEBTEDNESS  INCURRED  BY THE FUND SHALL AT NO TIME  EXCEED
THE SUM OF TWENTY PERCENT (50%) OF THE AGGREGATE FAIR MARKET
VALUE OF ALL FUND MORTGAGE LOANS.       FOR        AGAINST        ABSTAIN
                                        / /          / /            / /


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SIGNATURE

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SIGNATURE



THE UNITS REPRESENTED BY THIS VOTE OF LIMITED PARTNER WILL BE VOTED AS SPECIFIED HEREIN BUT IF NO CHOICE IS SPECIFIED, THE UNITS WILL BE VOTED "FOR" APPROVAL OF THE PROPOSAL.